AMENDED AND RESTATED WAIVER AGREEMENT

THIS AMENDED AND RESTATED WAIVER AGREEMENT (this “Waiver Agreement”) is made as of July 12, 2025, by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Resolute Compo Holdings LLC, a Delaware limited liability company (“Resolute Compo Holdings”), and Tungsten 2024 LLC, a Delaware limited liability company (“Tungsten” and, together with the Company and Resolute Compo Holdings, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Governance Agreement (as defined below).
W I T N E S S E T H
WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Governance Agreement, dated as of September 17, 2024 (the “Governance Agreement”);
WHEREAS, pursuant to Sections 1.2(i) and 1.2(v) of the Governance Agreement, at each meeting of the stockholders of the Company (or pursuant to any consent in lieu thereof), the Company and the Stockholder shall take all reasonable actions within their respective control (including, with respect to the Stockholder, by voting or causing to be voted all Voting Shares owned or held by the Stockholder or its Affiliates) in such manner as may be necessary to (a) fix and maintain the number of directors which shall constitute the whole Board at eleven directors (the “Board Size Requirement”) and (b) maintain on the Board for so long as the Stockholder owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Common Stock no less than six (6) designees of the Stockholder (collectively, the “Stockholder Directors”), of which two (2) shall qualify as Independent Directors and be subject to approval of the Nomination Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder Directors Requirement”);
WHEREAS, pursuant to Section 7.9 of the Governance Agreement, any waiver by any Party of any provision of the Governance Agreement must be (a) first approved by a majority of the Independent Directors and (b) set forth in an instrument in writing signed by the parties to the Governance Agreement;
WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Waiver Agreement, dated as of February 28, 2025 (the “Original Waiver Agreement”), pursuant to which (a) the Parties waived the Board Size Requirement and (b) the Stockholder waived its right to designate a sixth (6th) Stockholder Director in accordance with the Stockholder Directors Requirement (the “Specified Stockholder Designation Right”), in each case, subject to and in accordance with the terms set forth therein;
WHEREAS, pursuant to Section 5 of the Original Waiver Agreement, any amendment by any Party of any provision of the Original Waiver Agreement must be (a) first approved by a majority of the Independent Directors and (b) set forth in an instrument in writing signed by the parties to the Original Waiver Agreement;
WHEREAS, the Parties desire to amend and restate the Original Waiver Agreement in its entirety to reflect the terms set forth herein; and
WHEREAS, prior to the execution and delivery of this Waiver Agreement, a majority of the Independent Directors approved the Board Size Requirement Waiver (as defined below) and the Specified Stockholder Designation Right Waiver (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Parties agree as follows:
1.Board Size Requirement Waiver. Each Party hereby (a) further waives and restates its waiver of any and all of its rights, interests or benefits in, and any and all of the other Parties’ respective obligations with respect to, the Board Size Requirement, and (b) agrees not to assert or allege any rights, interests or benefits in, or any breach by the other Parties of any of their respective obligations with respect to, the Board Size Requirement (collectively, the “Board Size Requirement Waiver”); provided that if the Stockholder rescinds the Specified Stockholder Designation Right Waiver, the Board may rescind the Board Size Requirement Waiver by approval of a majority of the Independent Directors, in which case the Board Size Requirement Waiver shall be null and void and of no force or effect whatsoever.
2.Specified Stockholder Designation Right Waiver. The Stockholder hereby (a) further waives and restates its waiver of any and all of its rights, interests or benefits in, and any and all other Parties’ respective obligations with respect to, the Specified Stockholder Designation Right, and (b) agrees not to assert or allege any rights, interests or benefits in, or any breach by the other Parties of any of their respective obligations with respect to, the Specified Stockholder Designation Right (collectively, the “Specified Stockholder Designation Right Waiver”); provided that the Stockholder may rescind the Specified Stockholder Designation Right Waiver at any time in its sole discretion, in which case the Specified Stockholder Designation Right Waiver shall be null and void and of no force or effect whatsoever.
3.Effect of Rescission of Waivers. The Parties hereby acknowledge and agree that the purpose of the Board Size Requirement and the Stockholder Designation Right was to grant the Stockholder, subject to the terms and conditions of the Governance Agreement, the right to designate a number of nominees for election or appointment to the Board equal to (a) fifty percent (50%) of the then-current size of the Board plus (b) one, rounded down to the nearest whole person (the “Stockholder’s Majority of the Board Designation Right”). The Parties also acknowledge and agree that a revocation of the Board Size Requirement Waiver or the Specified Stockholder Designation Right Waiver, will not result in the automatic removal or resignation of any then-serving director. In order to preserve the Stockholder’s Majority of the Board Designation Right, and notwithstanding anything to the contrary herein, in the event that either the Board rescinds the Board Size Requirement Waiver pursuant to Section 1 hereof or the Stockholder rescinds the Specified Stockholder Designation Right Waiver pursuant to Section 2 hereof, and, following such rescission, it is necessary to increase the size of the Board for the Stockholder to be able to exercise the Stockholder’s Majority of the Board Designation Right, (i) the Board shall adopt resolutions increasing the size of the Board to a number of members that enables the Stockholder to exercise the Stockholder’s Majority of the Board Designation Right as promptly as practicable, (ii) the Stockholder shall be entitled to designate for election or appointment to the Board such additional Stockholder Directors to fill the vacancies created by such increase in the size of the Board, (iii) each of the Company and the Stockholder, in its capacity as a stockholder of the Company, shall take all such action reasonably necessary to promptly cause the election or appointment of such additional Stockholder Directors selected in accordance with this Section 3, including by voting or causing to be voted the Voting Shares owned or held by the Stockholder or its Affiliates, in favor thereof and (iv) the Parties shall cooperate in good faith to execute and deliver any documents, notices, certificates, amendments, waivers or other instruments and take such other or further action as may be necessary or appropriate to implement the foregoing in a manner consistent with the Third Amended and Restated Certificate of Incorporation of the Company (as amended from time to time), the Second Amended and Restated Bylaws of the Company (as amended from time to time), the Governance Agreement (as amended from time to time) and applicable law, and to preserve the Stockholder’s Majority of the Board Designation Right.
4.Full Force and Effect.     Except as expressly modified by this Waiver Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Governance Agreement shall remain in full force and effect in accordance with their respective terms. For the avoidance of doubt, all waivers, rights and obligations set forth in this Waiver Agreement shall terminate and be of no further force or effect upon the termination of the Governance Agreement in accordance with its terms.
5.Miscellaneous. The provisions of Sections 4.1 (Representations and Warranties of the Company), 4.2 (Representations and Warranties of the Stockholder), 7.1 (Notices), 7.2 (Entire Agreement), 7.3 (Successors and Assigns), 7.4 (Counterparts), 7.5 (Governing Law), 7.6 (Submission to Jurisdiction; Waiver of Jury Trial), 7.8 (Severability), the first four sentences of Section 7.9 (Amendment; Waiver) and 7.11 (Mutual Drafting) of the Governance Agreement are hereby incorporated by reference as if set forth in this Waiver Agreement in their entirety and shall apply mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Waiver Agreement as of the date first above written.

COMPOSECURE, INC.
By:_/s/ Jonathan C. Wilk___________
Name: Jonathan C. Wilk
Title: Chief Executive Officer

RESOLUTE COMPO HOLDINGS, LLC
By: Tungsten 2024 LLC, its managing member
By:_/s/ John Cote___________________
Name: John Cote
Title: Manager

TUNGSTEN 2024 LLC
By:_/s/ John Cote___________________
Name: John Cote
Title: Manager

[Signature Page to the Amended and Restated Waiver Agreement]